Exhibit 3.19

ARTICLES OF INCORPORATION

OF

BUTTERWORTH JETTING SYSTEMS INC.

ARTICLE I

The name of the corporation is BUTTERWORTH JETTING SYSTEMS INC.

ARTICLE II

The period of its duration is perpetual.

ARTICLE III

The purpose for which the corporation is organized is to engage in the transaction of any or all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

ARTICLE IV

The aggregate number of shares which the corporation shall have authority to issue is Ten Million (10,000,000) Shares of Common Stock with $1.00 par value.

4.1          Pre-emptive Rights. No holder of securities of the corporation shall be entitled as a matter of right, pre-emptive or otherwise, to subscribe for or purchase any securities of the corporation now or hereafter authorized to be issued, or securities held in the treasury of the corporation, whether issued or sold for cash or other consideration or as a dividend or otherwise. Any such securities may be issued or disposed of by the Board of Directors to such persons and on such terms as in its discretion it shall deem advisable.

4.2          Purchase of Shares. Subject to compliance with all applicable laws and with any restrictions appearing elsewhere in these Articles of Incorporation, the corporation may, upon resolution of its Board of Directors, purchase, directly or indirectly, its own shares to the extent of the aggregate of unrestricted capital surplus available therefor and unrestricted reduction surplus available therefor.

4.3          Cumulative Voting Prohibited. Cumulative voting by the shareholders of the corporation at any election for directors is expressly prohibited. The shareholders entitled to vote for directors in such election shall be entitled to cast one vote per directorship for each share held, and no more.

ARTICLE V

The corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000.00), consisting of money, labor done or property actually received.

ARTICLE VI

The address of the corporation’s registered office is 5005 Woodway, Suite 300, Houston, Texas 77056, and the name of its registered agent at such address is Robert T. Sabom.

ARTICLE VII

7.1          Number and Qualification of Directors. The number and qualifications of directors constituting the Board of Directors of the corporation shall be fixed or determined in the manner provided in the Bylaws of the corporation. The number of directors may be increased or decreased from time to time in the manner provided in the Bylaws, except that no decrease shall have the effect of shortening the term of any incumbent director. In the absence of a Bylaw providing for the number of directors, or should the corporation fail to determine the number of directors in the manner provided in the Bylaws, the number shall be the same as the number of directors constituting the initial Board of Directors.

7.2           Initial Board of Directors. The initial Board of Directors shall consist of one member. The name and address of the person elected to serve as director of the corporation until the first annual meeting of shareholders, or until his successor shall have been elected and qualified, is:

Name	Address
I. Michael Ginn	3721 Lapas Drive, Houston, Texas 77023-6435

ARTICLE VIII

The name and the address of the incorporator of the corporation is:

Name	Address
John F. Eiman	5005 Woodway, Ste. 300, Houston, TX 77056

IN WITNESS WHEREOF, I have hereunto set my hand this 27th day of March, 1986.

          /s/ John F. Eiman

John F. Eiman

STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

I,      Deborah Reese    , a notary public, do hereby certify that on this 27th day of March, 1986, personally appeared before me John F. Eiman, who being by me first duly sworn, declared that he is the person who signed the foregoing document as incorporator, and that the statements therein contained are true.

    /s/ Deborah Reese

Notary Public in and for

the State of T E X A S

My commission expires:    8/26/89

ARTICLES OF AMENDMENT

TO THE ARTICLES OF INCORPORATION OF

BUTTERWORTH JETTING SYSTEMS INC.

Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act (the “Act”), the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation.

I

The name of the corporation is Butterworth Jetting Systems Inc.

II

The following amendment to the Articles of Incorporation was adopted by the sole shareholder of the corporation on August 4, 1999.

The amendment deletes all of Article I of the original Articles of Incorporation. The part that is deleted read as follows: The name of the corporation is BUTTERWORTH JETTING SYSTEMS INC.

The amendment adds the following words to Article I so that Article I as amended now reads as follows: The name of the corporation is GARDNER DENVER WATER JETTING SYSTEMS, INC.

III

The number of shares of the corporation outstanding at the time of such adoption was 1,053 ½ and the number of shares entitled to vote thereon was 1,053 ½.

IV

The holder of all of the shares outstanding and entitled to vote on said amendment has signed a consent in writing pursuant to the Act adopting said amendment and any written notice required by the Act has been given or waived.

Dated: August 4,1999

        /s/ Helen W. Cornell

Helen W. Cornell

Vice President

ARTICLES OF MERGER

OF

JETTING SYSTEMS & ACCESSORIES, INC.

INTO

GARDNER DENVER WATER JETTING SYSTEMS, INC.

The undersigned corporations

DO HEREBY CERTIFY:

FIRST: That the names and states of incorporation of each of the constituent corporations of the merger are as follows:

NAME	STATE OF INCORPORATION
Gardner Denver Water Jetting Systems, Inc.	Texas
Jetting Systems & Accessories, Inc.	Texas

SECOND: That an Agreement and Plan of Merger between the parties to the merger has been approved, by each of the constituent corporations in accordance with the requirements of Section 5.03 of the Business Corporation Act of Texas.

THIRD: That the Articles of Incorporation of Gardner Denver Water Jetting Systems, Inc., a Texas corporation (“GDWJSI”), which is the surviving corporation shall continue in full force and effect as the Articles of Incorporation of the surviving corporation.

FOURTH: That the executed Agreement and Plan of Merger is on file at an office of the surviving corporation, the address of which is 1800 Gardner Expressway, Quincy, Illinois 62301.

FIFTH: That a copy of the Agreement and Plan of Merger will be furnished, on request and without cost, to any stockholder of any constituent corporation.

SIXTH: That prior to the effective time of the merger (i) Jetting Systems & Accessories, Inc. (“Jetting Systems”) had one thousand (1,000) shares of common stock, $1.00 par value, issued and outstanding, and (ii) GDWJSI had one thousand fifty-three and one-half (1,053.5) shares of common stock, $1.00 par value, issued and outstanding.

SEVENTH: That the Agreement and Plan of Merger was unanimously approved by the holders of all of the issued and outstanding shares of capital stock of each of Jetting Systems and GDWJSI.

EIGHTH: That the Agreement and Plan of Merger and the performance thereof were duly authorized by all action on the part of GDWJSI and Jetting Systems required by the laws of the State of Texas and their respective constituent documents.

NINTH: That GDWJSI shall be responsible for all fees and franchise taxes and will be obligated to pay such fees and franchise taxes if the same are not timely paid.

TENTH: That this Certificate of Merger shall be effective on the date that it is filed with the Secretary of State of Texas.

Dated September __, 2000

Jetting Systems & Associates, Inc.	Gardner Denver Water Jetting Systems, Inc.

By /s/ Tracy D. Pagliara		By /s/ Tracy D. Pagliara
Name:	Tracy D. Pagliara	Name	Tracy D. Pagliara
Title:	Vice President and Secretary	Title:	Vice President, Secretary &
Treasurer

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER is entered into as of the    24st   day of September 2000, by and between Jetting Systems & Accessories, Inc., a Texas corporation (“Jetting Systems”), and Gardner Denver Water Jetting Systems, Inc., a Texas corporation formerly known as Butterworth Jetting Systems, Inc. (“GDWJSI”).

WITNESSETH:

WHEREAS, Jetting Systems and GDWJSI are wholly owned subsidiaries of Gardner Denver, Inc., a Delaware corporation (“Gardner Denver”); and

WHEREAS, Gardner Denver desires to merger Jetting Systems into GDWJSI, with GDWJSI continuing as the surviving corporation (the “Surviving Corporation”).

NOW, THEREFORE, for and in consideration of the premises set forth above and the covenants confirmed herein the parties hereto hereby agree as follows.

1.            The authorized capital stock of Jetting Systems consists of one million (1,000,000) shares of common stock, $1.00 par value. The authorized capital stock of GDWJSI consists of ten million (10,000,000) shares of common stock, $1.00 par value.

2.            Upon the effective time of the merger, Jetting Systems shall merge into GDWJSI and GDWJSI shall become the Surviving Corporation. The corporate existence of GDWJSI, with all its purposes, powers and objects, shall continue unaffected and unimpaired by the merger. GDWJSI, as the Surviving Corporation, shall be governed by the laws of the State of Texas and shall succeed to all rights, assets, liabilities and obligations of Jetting Systems as set forth in the Texas Business Corporation Act, as amended. Upon the effective time of the merger the separate existence of Jetting Systems shall cease.

3.            The Articles of Incorporation of GDWJSI in effect at the effective time of the merger shall be the Articles of Incorporation of the Surviving Corporation, until amended as provided by law. A copy of such Articles of Incorporation is attached hereto as Exhibit A.

4.              The by-laws of GDWJSI as in effect at the effective time of the merger shall be the by-laws of the Surviving Corporation, until the same shall thereafter be altered, amended or repealed in accordance with law, the Articles of Incorporation of the Surviving Corporation or said by-laws.

5.            The directors and officers of GDWJSI at the effective time of the merger shall be the directors and officers of the Surviving Corporation, until their successors shall have been elected and qualified or until their earlier death, resignation or removal.

6	Upon the effective time of the merger:

(a)           All shares of stock of GDWJSI then outstanding shall continue to be outstanding shares, each stock certificate evidencing ownership of said shares shall evidence ownership of the same number of shares of the Surviving Corporation, and said shares shall be fully paid and non-assessable; and

(b)	All shares of stock of Jetting Systems then outstanding shall be canceled.

7             Upon the execution thereof, Articles of Merger shall be filed by Jetting Systems and GDWJSI with the Texas Secretary of State. The merger shall become effective at the time the Articles of Merger are accepted for filing by the Texas Secretary of State.

8.            If at any time after the effective time of the merger, the Surviving Corporation shall consider, or be advised that, any further assignments or assurances in law or any other things are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, the title to any property or right of Jetting Systems acquired or to be acquired by reason of or as a result of the merger, the officers and directors of Jetting Systems shall and will in the name of Jetting Systems or otherwise, execute and deliver all such proper deeds, assignments, and assurances in law and do all things necessary and proper to vest, perfect, or confirm title to such property and rights in the Surviving Corporation and otherwise to carry out the purpose of this Agreement and Plan of Merger, and the proper officers and directors of the Surviving Corporation are fully authorized in the name of Jetting Systems or otherwise to take any and all such action.

IN WITNESS WHEREOF, the undersigned have caused this Agreement and Plan of Merger to be executed as of the date set forth above.

Gardner Denver Water Jetting Systems, Inc.	Acknowledged

By	/s/ Tracy D. Pagliara	By:	/s/ Philip R. Roth
Name:	Tracy D. Pagliara	Name:	Philip R. Roth
Title:	Vice President, Secretary & Treasurer	Title:	Chairman

Jetting Systems & Accessories, Inc.	Acknowledged

By	/s/ Tracy D. Pagliara	By:	/s/ Randy Schwedes
Name:	Tracy D. Pagliara	Name:	Randy Schwedes
Title:	Vice President and Secretary	Title:	Vice President and Treasurer

ARTICLES OF MERGER

OF

CRS POWER FLOW, INC

INTO

GARDNER DENVER WATER JETTING SYSTEMS, INC.

The undersigned corporations

DO HEREBY CERTIFY:

FIRST: That the names and states of incorporation of each of the constituent corporations of the merger are as follows:

NAME	STATE OF INCORPORATION
Gardner Denver Water Jetting Systems, Inc.	Texas
CRS Power Flow, Inc.	Texas

SECOND: That an Agreement and Plan of Merger between the parties to the merger has been approved, by each of the constituent corporations in accordance with the requirements of Section 5.03 of the Business Corporation Act of Texas.

THIRD: That the Articles of Incorporation of Gardner Denver Water Jetting Systems, Inc., a Texas corporation (“GDWJSI”), which is the surviving corporation shall continue in full force and effect as the Articles of Incorporation of the surviving corporation.

FOURTH: That the executed Agreement and Plan of Merger is on file at an office of the surviving corporation, the address of which is 1800 Gardner Expressway, Quincy, Illinois 62301.                 FIFTH: That a copy of the Agreement and Plan of Merger will be furnished, on request and without cost, to any stockholder of any constituent corporation.

SIXTH: That prior to the effective time of the merger (i) CRS Power Flow, Inc. (“CRS”) had one thousand sixty-four (1,064) shares of common stock, no par value, issued and outstanding,

and (ii) GDWJSI had one thousand fifty-three and one-half (1,053.5) shares of common stock, $1.00 par value, issued and outstanding.

SEVENTH: That the Agreement and Plan of Merger was unanimously approved by the holders of all of the issued and outstanding shares of capital stock of each of CRS and GDWJSI.

EIGHTH: That the Agreement and Plan of Merger and the performance thereof were duly authorized by all action on the part of GDWJSI and CRS required by the laws of the State of Texas and their respective constituent documents.

NINTH: That GDWJSI shall be responsible for all fees and franchise taxes and will be obligated to pay such fees and franchise taxes if the same are not timely paid.

TENTH: That this Certificate of Merger shall be effective on April 30, 2001.

Dated April 24, 2001

CRS Power Flow, Inc.	Gardner Denver Water Jetting Systems, Inc.

By	/s/ Tracy D. Pagliara	By:	/s/ Tracy D. Pagliara
Name:	Tracy D. Pagliara	Name:	Tracy D. Pagliara
Title:	Vice President and Secretary	Title:	Vice President, Secretary &
Treasurer

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER is entered into as of the 24th day of April, 2001, by and between CRS Power Flow, Inc., a Texas corporation (“CRS”), and Gardner Denver Water Jetting Systems, Inc., a Texas corporation formerly known as Butterworth Jetting Systems, Inc (“GDWJSI”).

WITNESSETH

WHEREAS, CRS and GDWJSI are wholly owned subsidiaries of Gardner Denver, Inc., a Delaware corporation (“Gardner Denver”); and

WHEREAS, Gardner Denver desires to merger CRS into GDWJSI, with GDWJSI continuing as the surviving corporation (the “Surviving Corporation”).

NOW, THEREFORE, for and in consideration of the premises set forth above and the covenants confirmed herein the parties hereto hereby agree as follows:

1.            The authorized capital stock of CRS consists of one hundred thousand (100,000) shares of common stock, no par value. The authorized capital stock of GDWJSI consists of ten million (10,000,000) shares of common stock, $1.00 par value.

2.            Upon the effective time of the merger, CRS shall merge into GDWJSI and GDWJSI shall become the Surviving Corporation. The corporate existence of GDWJSI, with all its purposes, powers and objects, shall continue unaffected and unimpaired by the merger. GDWJSI, as the Surviving Corporation, shall be governed by the laws of the State of Texas and shall succeed to all rights, assets, liabilities and obligations of CRS as set forth in the Texas Business Corporation Act, as amended. Upon the effective time of the merger the separate existence of CRS shall cease.

3.           The Articles of Incorporation of GDWJSI in effect at the effective time of the merger shall be the Articles of Incorporation of the Surviving Corporation, until amended as provided by law. A copy of such Articles of Incorporation is attached hereto as Exhibit A.

4.              The by-laws of GDWJSI as in effect at the effective time of the merger shall be the by-laws of the Surviving Corporation, until the same shall thereafter be altered, amended or repealed in accordance with law, the Articles of Incorporation of the Surviving Corporation or said by-laws.

5.            The directors and officers of GDWJSI at the effective time of the merger shall be the directors and officers of the Surviving Corporation, until their successors shall have been elected and qualified or until their earlier death, resignation or removal.

6.	Upon the effective time of the merger:

(a)           All shares of stock of GDWJSI then outstanding shall continue to be outstanding shares, each stock certificate evidencing ownership of said shares shall evidence ownership of the same number of shares of the Surviving Corporation, and said shares shall be fully paid and non-assessable; and

(b)	All shares of stock of CRS then outstanding shall be canceled.

7.            Upon the execution thereof, Articles of Merger shall be filed by CRS and GDWJSI with the Texas Secretary of State. The merger shall become effective on April 30, 2001.

8.            If at any time after the effective time of the merger, the Surviving Corporation shall consider, or be advised that, any further assignments or assurances in law or any other things are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, the title to any property or right of CRS acquired or to be acquired by reason of or as a result of the merger, the officers and directors of CRS shall and will in the name of CRS or otherwise, execute and deliver all such proper deeds, assignments, and assurances in law and do all things necessary and proper to vest, perfect, or confirm title to such property and rights in the Surviving Corporation and otherwise to carry out the purpose of this Agreement and Plan of Merger, and the proper officers and directors of the Surviving Corporation are fully authorized in the name of CRS or otherwise to take any and all such action.

IN WITNESS WHEREOF, the undersigned have caused this Agreement and Plan of Merger to be executed as of the date set forth above.

Gardner Denver Water Jetting Systems, Inc.	Acknowledged

By	/s/ Tracy D. Pagliara	By:	/s/ Philip R. Roth
Name:	Tracy D. Pagliara	Name:	Philip R. Roth
Title:	Vice President, Secretary & Treasurer	Title:	Chairman

CRS Power Flow, Inc.	Acknowledged

By	/s/ Tracy D. Pagliara	By:	/s/ Randy Schwedes
Name:	Tracy D. Pagliara	Name:	Randy Schwedes
Title:	Vice President and Secretary	Title:	Vice President and Treasurer

ARTICLES OF INCORPORATION

OF

BUTTERWORTH JETTING SYSTEMS INC.

ARTICLE I

The name of the corporation is BUTTERWORTH JETTING SYSTEMS INC.

ARTICLE II

The period of its duration is perpetual.

ARTICLE III

The purpose for which the corporation is organized is to engage in the transaction of any or all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

ARTICLE IV

The aggregate number of shares which the corporation shall have authority to issue is Ten Million (10,000,000) Shares of Common Stock with $1.00 par value.

4.1         Pre-emptive Rights. No holder of securities of the corporation shall be entitled as a matter of right, pre-emptive or otherwise, to subscribe for or purchase any securities of the corporation now or hereafter authorized to be issued, or securities held in the treasury of the corporation, whether issued or sold for cash or other consideration or as a dividend or otherwise. Any such securities may be issued or disposed of by the Board of Directors to such persons and on such terms as in its discretion it shall deem advisable.

4.2          Purchase of Shares. Subject to compliance with all applicable laws and with any restrictions appearing elsewhere in these Articles of Incorporation, the corporation may, upon resolution of its Board of Directors, purchase, directly or indirectly, its own shares to the extent of the aggregate of unrestricted capital surplus available therefor and unrestricted reduction surplus available therefor.

4.3          Cumulative Voting Prohibited. Cumulative voting by the shareholders of the corporation at any election for directors is expressly prohibited. The shareholders entitled to vote for directors in such election shall be entitled to cast one vote per directorship for each share held, and no more.

ARTICLE V

The corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000.00), consisting of money, labor done or property actually received.

ARTICLE VI

The address of the corporation’s registered office is 5005 Woodway, Suite 300, Houston, Texas 77056, and the name of its registered agent at such address is Robert T. Sabom.

ARTICLE VII

7.1         Number and Qualification of Directors. The number and qualifications of directors constituting the Board of Directors of the corporation shall be fixed or determined in the manner provided in the Bylaws of the corporation. The number of directors may be increased or decreased from time to time in the manner provided in the Bylaws, except that no decrease shall have the effect of shortening the term of any incumbent director. In the absence of a Bylaw providing for the number of directors, or should the corporation fail to determine the number of directors in the manner provided in the Bylaws, the number shall be the same as the number of directors constituting the initial Board of Directors.

7.2          Initial Board of Directors. The initial Board of Directors shall consist of one member. The name and address of the person elected to serve as director of the corporation until the first annual meeting of shareholders, or until his successor shall have been elected and qualified, is:

Name	Address
I. Michael Ginn	3721 Lapas Drive, Houston, Texas 77023-6435

ARTICLE VIII

The name and the address of the incorporator of the corporation is:

Name	Address
John F. Eiman	5005 Woodway, Ste. 300, Houston, TX 77056
IN WITNESS WHEREOF, I have hereunto set my hand this	27th day of March, 1986

          /s/ John F. Eiman

John F. Eiman

STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

I,    Deborah Reese     , a notary public, do hereby certify that on this 27th day of March, 1986, personally appeared before me John F. Eiman, who being by me first duly sworn, declared that he is the person who signed the foregoing document as incorporator, and that the statements therein contained are true.

        /s/ Deborah Reese

Notary Public in and for

the State of T E X A S

My commission expires:	8/26/89

ARTICLES OF AMENDMENT

TO THE ARTICLES OF INCORPORATION OF

BUTTERWORTH JETTING SYSTEMS INC.

Pursuant to the provisions of Article 404 of the Texas Business Corporation Act (the “Act”), the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation.

I

The name of the corporation is Butterworth Jetting Systems, Inc.

II

The following amendment to the Articles of Incorporation was adopted by the sole shareholder of the corporation on August 4, 1999.

The amendment deletes all of Article I of the original Articles of Incorporation. The part that is deleted read as follows. The name of the corporation is BUTTERWORTH JETTING SYSTEMS INC.

The amendment adds the following words to Article I so that Article I as amended now reads as follows: The name of the corporation is GARDNER DENVER WATER JETTING SYSTEMS, INC.

III

The number of shares of the corporation outstanding at the time of such adoption was 1,053 ½ and the number of shares entitled to vote thereon was 1,053 ½.

IV

The holder of all of the shares outstanding and entitled to vote on said amendment has signed a consent in writing pursuant to the Act adopting said amendment and any written notice required by the Act has been given or waived.

Dated: August 4, 1999

        /s/ Helen W. Cornell

Helen W. Cornell

Vice President